As filed with the Securities and Exchange Commission on March 16, 2007
Registration No. 333-123519
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRW AUTOMOTIVE HOLDINGS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	12001 Tech Center Drive	81-0597059
(State or other jurisdiction of	Livonia, Michigan 48150	(I.R.S. Employer
incorporation or organization)	(734) 855-2600	Identification Number)
(Address, including zip code, of Registrant’s principal executive offices)

TRW Canada Limited Retirement Savings Plan
(Formerly referred to as TRW Canada Limited Employee Savings Plan)
(Full title of the plan)

David L. Bialosky, Esq.
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
(734) 855-2600
(Name, address, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE
Deregistration of Shares under Employee Benefit Plan
     TRW Automotive Holdings Corp. (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-123519) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 23, 2005, up to 10,000,000 shares of the Company’s common stock in connection with the offering of a Company stock fund investment option under the TRW Canada Limited Retirement Savings Plan (formerly referred to as TRW Canada Limited Employee Savings Plan) (the “Plan”). On March 15, 2007, the Company stock fund was removed as an investment option under the Plan and no future investments in Company stock will be allowed under the Plan.
     Pursuant to the undertakings in Item 9 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove 9,946,310 shares of the Company’s common stock and any unsold interests remaining under the Plan from registration under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on this 16th day of March 2007.

TRW AUTOMOTIVE HOLDINGS CORP.

By:	/s/ Joseph S. Cantie

Joseph S. Cantie
Executive Vice President and
Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John C. Plant	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2007

* Joseph S. Cantie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 16, 2007

*	Controller (Principal Accounting Officer)	March 16, 2007

Tammy S. Mitchell

James F. Albaugh	Director	March 16, 2007

*

Francois J. Castaing	Director	March 16, 2007

*

Robert L. Friedman	Director	March 16, 2007

Matthew Kabaker	Director	March 16, 2007

*

J. Michael Losh	Director	March 16, 2007

*

Jody G. Miller	Director	March 16, 2007

*

Paul H. O’Neill	Director	March 16, 2007

*

Neil P. Simpkins	Director	March 16, 2007

*By: /s/ David L. Bialosky

David L. Bialosky, as Attorney-in-Fact	March 16, 2007

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plan has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Livonia, State of Michigan, on the 16 day of March, 2007.

TRW CANADA LIMITED RETIREMENT SAVINGS PLAN

/s/ Steve Kiwicz

Steve Kiwicz	March 16, 2007